UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2024

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Commvault Way
Tinton Falls, New Jersey 07724
(Address of principal executive offices, including zip code)

(732) 870-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on August 8, 2024 (the "Annual Meeting") at which the Company’s stockholders voted for (1) the election of nine (9) directors to serve until the 2025 Annual Meeting, (2) executive compensation on a non-binding, advisory basis, and (3) the appointment of Ernst & Young LLP as the Company’s independent auditor and public accountants for the fiscal year ending March 31, 2025. The voting results are as follows:

1.    Election of Directors:

	For	Against	Abstain	Broker Non-Vote
(01). Nicholas Adamo	36,874,492	766,363	54,067	2,591,083
(02). Martha H. Bejar	36,776,822	862,873	55,227	2,591,083
(03). Keith Geeslin	36,670,658	970,083	54,181	2,591,083
(04). Vivie “YY” Lee	37,137,466	503,275	54,181	2,591,083
(05). Sanjay Mirchandani	37,482,498	158,562	53,862	2,591,083
(06). Charles Moran	37,348,507	277,870	68,545	2,591,083
(07). Allison Pickens	37,203,511	436,196	55,215	2,591,083
(08). Shane Sanders	37,009,078	627,891	57,953	2,591,083
(09). Arlen Shenkman	37,431,331	206,214	57,377	2,591,083

2.    Approve, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
36,530,985	1,089,714	74,223	2,591,083

3.    Ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2025.

For	Against	Abstain	Broker Non-Vote
37,996,841	2,228,890	60,274	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Dated:	August 12, 2024	/s/ Danielle Sheer
Name: Danielle Sheer Title: Chief Legal & Trust Officer, Secretary

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